Singular Genomics Systems, Inc. Reports Recent Highlights, Fourth Quarter and Full Year 2021 Financial Results

La Jolla, CA, March 2, 2022 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and multiomics technologies to empower researchers and clinicians, today highlighted recent corporate achievements and reported financial results for the fourth quarter and full year ended December 31, 2021.

“We are pleased with the progression of the G4 launch. There has been robust engagement with potential customers, and we have accepted our initial orders as we track to begin shipping instruments in the second quarter. The production system performance metrics, technical report publication, and early access partner data continue to establish the G4 as the world’s most powerful benchtop sequencer,” said Drew Spaventa, Chairman and Chief Executive Officer. “The G4 delivers an industry-leading combination of power, speed, flexibility, and accuracy while providing major cost savings for all mid throughput applications. Furthermore, the G4’s data output rate extends into the high throughput range. We will offer competitive pricing down to sub $10 per Gb, expanding the benchtop market and offering a scalable, cost-effective solution to high-volume customers.”

Recent Highlights

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Commenced G4 commercial launch, accepted initial orders, and remain on track to begin shipping G4 instruments and F2 flow cell kits in the second quarter of 2022.
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Initiated G4 production unit assembly, completing the first production units for internal testing.
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Published a technical report summarizing whole human genome sequencing data from the G4. The G4 produced sequencing data on par with current state-of-the-art NGS performance, with single-pass accuracy of ~99.8%, and uniform coverage of the high-confidence regions in the reference genome, evaluated at 20X, 30X, and 40X coverage.
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Achieved targeted performance specifications at two additional EAP partner sites, further validating the G4 performance specifications across various applications and lab settings that represent target customers and markets.
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Site 4, a government core lab, performed microbial genome sequencing, and achieved average read counts of 169 million per flow cell, >80% of bases ≥Q30, requiring 2x150 base paired read sequencing on a 300 cycle kit.
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Site 5, a commercial CRO, performed liquid biopsy sequencing, and achieved average read counts of >200 million per flow cell, >80% of bases ≥Q30, requiring a 200 cycle kit.
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Converted two of our EAP partners to orders, including the commercial testing companies Exact Sciences and Adaptive Biotechnologies.
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Announced a partnership with Roche to validate its KAPA EvoPlus and HyperPrep library prep kits with the G4.
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Announced a partnership with Agilent to validate its highly sensitive custom and catalog NGS Target Enrichment Products with the G4.
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Announced a partnership with Qiagen to enable QIAseq kits for both DNA and RNA sample prep with the G4.
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Announced Technology Access Program (TAP) for PX multi-omics platform in Fall 2022.
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Added industry veteran and internationally recognized pioneering researcher in cancer genomics, Elaine Mardis, PhD. to our Board of Directors.
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Launched our Scientific Advisory Board comprised of distinguished academic and industry experts to advise our product and service offerings and R&D pipeline.

Fourth Quarter 2021 Financial Results

Operating expenses for the fourth quarter of 2021 totaled $19.7 million, compared to $7.6 million for the fourth quarter of 2020. Operating expenses for the fourth quarter of 2021 included non-cash stock-based compensation of $2.9 million. The year-over-year increase in operating expenses was driven primarily by headcount growth, investments to support the G4 commercial launch, continued investment in the PX development and R&D roadmap, and the costs associated with being a public company.

Net loss for the fourth quarter of 2021 was $19.8 million, or $0.27 per common share, compared to $7.9 million, or $0.73 per common share, for the fourth quarter of 2020.

Full Year 2021 Financial Results

Operating expenses for 2021 totaled $61.3 million, compared to $27.5 million in 2020. Operating expenses for 2021 included non-cash stock-based compensation of $9.2 million. The increase in operating expenses was driven primarily by headcount growth, investments to support the G4 commercial launch, continued investment in the PX development and our R&D roadmap, and the costs associated with being a public company.

Net loss for 2021 was $98.8 million, or $2.10 per common share, compared to $27.9 million, or $2.64 per common share, in 2020.

Cash, cash equivalents and short-term investments, excluding restricted cash, as of December 31, 2021 totaled approximately $339.2 million.

Webcast and Conference Call Details

Singular Genomics’ management team will host a conference call today, March 2, 2022, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.singulargenomics.com, on the Investors page in the Presentations & Events section.

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that is leveraging novel, next generation sequencing (NGS) and multiomics technologies to build products that empower researchers and clinicians. Our mission is to accelerate genomics for the advancement of science and medicine. Our Singular Sequencing Engine is the foundational platform technology that forms the basis of our products as well as our core product tenets: power, speed, flexibility, and accuracy. We are currently developing two products that are purpose-built to target applications in which these core product tenets matter most. Our first product, the G4, targets the NGS market. Our second product in development, the PX, combines single cell analysis, spatial analysis, genomics, and proteomics in one integrated instrument to offer a versatile multiomics solution.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements include, but are not limited to, statements regarding: (i) our ability to successfully ship and complete the development of the G4 and PX; (ii) our ability to meet our commercial launch and product delivery timelines and objectives; and (iii) our ability to achieve customer and scientific acceptance for the G4 and PX. Any such forward-looking statements are based on our management’s current expectations and are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) we have incurred significant losses since inception, we expect to incur significant losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability; (ii) we have very little history commercializing our products or technology; (iii) the life sciences technology market is highly competitive, and if we fail to compete effectively, our business and operating results will suffer; (iv) if we are sued for infringing, misappropriating, or otherwise violating intellectual property rights of third parties, this litigation could be costly and time consuming and could prevent or delay us from developing or commercializing our product candidates; (v) if our products fail to achieve early customer and scientific acceptance, we may not be able to achieve broader market acceptance for our products, and our revenues and prospects may be harmed; and (vi) the COVID-19 pandemic and efforts to reduce its spread have adversely impacted, and may materially and adversely impact, our business and operations. These and other risk factors that may affect our future results of operations are identified and described in more detail in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for period ended September 30, 2021, filed with the SEC on November 9, 2021. Accordingly, you should not rely upon forward-looking statements as predictions of future events or our future performance. Except as required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

Investor Contact

Matt Clawson

949-370-8500

ir@singulargenomics.com

Media Contact

Dan Budwick, 1AB

973-271-6085

dan@1abmedia.com

SINGULAR GENOMICS SYSTEMS, INC.

Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Operating expenses:
Research and development	$9,455	$5,816	$32,655	$21,247
Selling, general and administrative	10,218	1,769	28,624	6,287
Total operating expenses	19,673	7,585	61,279	27,534

Loss from operations	(19,673)	(7,585)	(61,279)	(27,534)

Other income (expense):
Interest income	105	21	328	464
Interest expense	(192)	(215)	(846)	(718)
Change in fair value of convertible promissory notes	-	-	(35,199)	-
Change in fair value of warrant liability	-	(149)	(2,180)	(198)
Other income	1	17	405	41
Net loss	$(19,759)	$(7,911)	$(98,771)	$(27,945)

Net loss per share:
Basic and diluted net loss per share	$(0.27)	$(0.73)	$(2.10)	$(2.64)
Weighted-average shares used to compute basic and diluted net loss per share	72,162,679	10,779,083	47,023,048	10,575,941

SINGULAR GENOMICS SYSTEMS, INC.

Balance Sheets

(In thousands, except share and par value amounts)

(Unaudited)

	December 31,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$201,049	$11,688
Short-term investments	138,174	15,231
Prepaid expenses and other current assets	8,537	652
Total current assets	347,760	27,571
Property and equipment, net	6,072	2,368
Restricted cash	687	482
Other noncurrent assets	1,129	81
Total assets	$355,648	$30,502

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,348	$427
Accrued expenses	4,278	1,592
Current portion of long-term debt, net of issuance costs	-	926
Warrant liability	-	451
Other current liabilities	118	294
Total current liabilities	6,744	3,690
Long-term debt, net of issuance costs	9,904	8,469
Other noncurrent liabilities	2,827	714
Total liabilities	19,475	12,873
Commitments and contingencies
Convertible preferred stock, $0.0001 par value:
Series Seed, 6,520,790 shares authorized, 0 and 6,520,790 issued and outstanding at December 31, 2021 and December 31, 2020, respectively; liquidation preference of $0 and $4,499,998 at December 31, 2021 and December 31, 2020, respectively	-	4,486
Series A, 12,932,429 shares authorized, 0 and 12,932,429 issued and outstanding at December 31, 2021 and December 31, 2020, respectively; liquidation preference of $0 and $20,000,002 at December 31, 2021 and December 31, 2020, respectively	-	19,908
Series B, 19,566,903 shares authorized, 0 and 19,373,169 issued and outstanding at December 31, 2021 and December 31, 2020, respectively; liquidation preference of $0 and $44,999,997 at December 31, 2021 and December 31, 2020, respectively	-	44,790
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 400,000,000 and 60,272,685 shares authorized, 72,438,742 and 10,816,937 of shares outstanding at December 31, 2021 and December 31, 2020, respectively	7	1
Additional paid-in capital	488,200	1,552
Accumulated other comprehensive (loss) gain	(138)	17
Accumulated deficit	(151,896)	(53,125)
Total stockholders’ equity (deficit)	336,173	(51,555)
Total liabilities, convertible preferred stock and stockholders’ equity	$355,648	$30,502